                                     BY-LAWS

                                       OF

                          AIRGATE SERVICE COMPANY, INC.

                        --------------------------------

                                    ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE -- The registered office of AirGate
Service Company, Inc. (the "Corporation") shall be established and maintained at the office of The Corporation Trust Company at The Corporation Trust Center,
1209 Orange Street in the City of Wilmington, County of New Castle, State of
Delaware, and The Corporation Trust Company shall be the registered agent of the
Corporation.

         SECTION 2. OTHER OFFICES -- The Corporation shall have its principal corporate offices in Atlanta, Georgia or such other place established by the
Board of Directors. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS -- An annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

         SECTION 2. SPECIAL MEETINGS -- Special meetings of the stockholders for any purpose or purposes may be called by the President or the Secretary, or by resolution of the Board of Directors or by the President at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

         SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these
By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for Directors shall be decided by plurality of the shares present in person or represented by proxy at the meeting; all other questions shall be decided by the affirmative vote of the majority of shares present in person or represented by

proxy at the meeting, except as otherwise provided by the Certificate of
Incorporation or the laws of the State of Delaware.

         A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

         SECTION 4. QUORUM -- Except as otherwise required by law, by the
Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 5. NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

         SECTION 6. ACTION WITHOUT MEETING -- Unless otherwise provided by the
Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. NUMBER AND TERM -- The business and affairs of the
Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of Directors shall initially be four and may thereafter be fixed from time to time by the Board of
Directors. Directors shall be elected at the annual meeting of stockholders and each Director shall be elected to serve until his or her successor shall be elected and shall qualify. A Director need not be a stockholder. The term of any
Director who is an employee of a stockholder shall end at any time such
Director's employment with the stockholder ceases for any reason.

         SECTION 2. RESIGNATIONS -- Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES -- Vacancies, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, or by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, and the Directors so chosen shall hold office until the next annual election and until their successors are elected and qualified, unless sooner replaced.

         SECTION 4. REMOVAL -- Except as hereinafter provided, any Director or
Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of Directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

         SECTION 5. COMMITTEES -- The Board of Directors may designate one or more committees each committee, to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the
Board of Directors or in these By-Laws and as permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of

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the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 6. MEETINGS -- The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or
the time and place of such meeting may be fixed by consent of all the Directors.

         Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

         Special meetings of the Board of Directors may be called by the
President, or by the Secretary on the written request of any Director. Notice of any special meeting of the Board of Directors shall be addressed to each
Director at such Director's residence or business address and shall be sent to such Director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such Director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than 12 hours before the time at which the meeting is to be held. If such notice is telephoned or delivered personally, it shall be received not later than 12 hours before the time at which the meeting is to be held. Such notice shall state the time and place of the meeting.

         Unless otherwise restricted by the Certificate of Incorporation of the
Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 7. QUORUM -- One-third of the total number of Directors constituting the whole Board, but not less than two, or, if the Board consists of only one Director, then one Director, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the
Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

         SECTION 8. COMPENSATION -- Unless otherwise restricted by the
Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of
Directors or a stated salary as Director. No such payment shall preclude any
Director from serving the Corporation in any other capacity and receiving

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compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of
Directors or such committee.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. OFFICERS -- The officers of the Corporation shall be a
President, one or more Vice Presidents, a Chief Financial Officer and a
Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the
Board of Directors may elect such additional officers as they may deem proper.
The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the
Board of Directors.

         SECTION 2. PRESIDENT -- The President shall be the Chief Executive
Officer of the Corporation. He or she shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors. He or she shall have the general powers and duties of supervision and management usually vested in the office of
President of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         SECTION 3. VICE PRESIDENTS -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the
Board of Directors.

         SECTION 4. CHIEF FINANCIAL OFFICER -- The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the
Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the
Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the
President and Board of Directors at the regular meetings of the Board of
Directors, or when they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

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         SECTION 5. SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it and attest to the same.

         SECTION 6. ADDITIONAL OFFICERS -- Additional officers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK -- The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the President or a Vice
President, and the Secretary or an Assistant Secretary of the Corporation. Any
of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the
Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the
Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued or by appropriate procedures for uncertificated shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

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         SECTION 4. STOCKHOLDERS RECORD DATE -- In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of
Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS -- Subject to the provisions of the Certificate of
Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the
Board of Directors shall deem conducive to the interests of the Corporation.

         SECTION 6. SEAL -- The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

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         SECTION 7. FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the
Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or
of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated
therein, shall be deemed equivalent to such required notice.

                                   ARTICLE VI
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the
Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other
By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

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